Exhibit 99.1

ROCKY MOUNTAIN CHOCOLATE REPORTS FISCAL THIRD QUARTER 2024 FINANCIAL RESULTS

- Third Consecutive Quarter of Margin Improvement and New Third-Party Co-Packer Set Stage for Improved Results for FY’25 -

- Company to Host Conference Call Tomorrow at 8:30 a.m. ET -

DURANGO, Colo., January 10, 2024 (GLOBE NEWSWIRE) -- Rocky Mountain Chocolate Factory Inc. (Nasdaq: RMCF) (the “Company”, “we”, “RMC”, or “Rocky Mountain Chocolate”), an international franchisor and producer of premium chocolates and other confectionery products including gourmet caramel apples, is reporting financial and operating results for its fiscal third quarter ended November 30, 2023.

Fiscal Q3 2024 Financial Results vs. Year-Ago Quarter

●

Total revenue was $7.7 million in the third quarter of 2024 compared to $8.8 million in the third quarter of 2023. During the quarter, the Company experienced production constraints in its Durango facility, which impacted fulfillment and offset strong holiday seasonal demand.

●

Total product and retail gross profit was $0.7 million in the third quarter of 2024 compared to $1.9 million in the third quarter of 2023, with gross margin of 10.2% compared to 24.5%. The decrease was primarily due to higher operating costs due in part to the aforementioned production constraints, higher expedited shipping charges, as well as costs incurred with third-party packing providers.

●	Gross margin was also impacted by a one-time expense associated with the relocation of consumer packing operations to Salt Lake City, UT.

●

Total operating expenses improved 7% to $8.5 million in the third quarter of 2024 compared to $9.0 million in the third quarter of 2023. The improvement was primarily attributed to a decrease in professional fees related to the costs associated with the contested solicitation of proxies in fiscal 2023.

●

Net loss from continuing operations was $0.8 million or $(0.12) per share in the third quarter of 2024, compared to a net loss from continuing operations of $0.2 million or $(0.03) per share in the third quarter of 2023.

●

Adjusted EBITDA (a non-GAAP measure defined below) was $(0.3) million in the third quarter of 2024 compared to $1.2 million in the third quarter of 2023. The decrease was primarily due to lower sales and gross margin, partially offset by lower sales and marketing expenses and franchise costs.

“While we experienced strong upfront holiday seasonal demand during our fiscal third quarter, we faced production constraints in our Durango facility, which impacted sales and order fulfillment,” said Rob Sarlls, CEO of RMC. “To address these challenges, and as part of our ‘simplify and focus’ effort, we initiated a strategic relocation of all consumer packaging mid-quarter to a third-party provider in Utah, which enabled our production to better fulfill the continued strong demand for our packaged product offerings from both our franchisee network and omni-channel partners. Although this transition had a temporary impact on our operating margins, it was an essential step to ensure a positive outcome for our partners and to strengthen our long-term positioning.

“To ‘do more with less,’ we posted our third straight quarter of operating margin improvement despite the high one-time relocation costs. We remain laser focused on getting our production assets and distribution systems in the right place as we look ahead to increasing the total number of franchised stores at the appropriate time.

“To ‘amplify and elevate’ our brand, we engaged an award-winning retail and hospitality design firm to lead the aesthetic refresh of both Company and franchisee-owned stores. Additionally, we completed the buildout of our senior leadership team with the addition of Kara Conklin, Vice President of Franchise Development, who joined us from Focus Brands.”

Sarlls continued, “As we close fiscal 2024, the actions we have taken over the past year have laid the groundwork for the future of the Company, and we believe we are approaching an inflection point that will enable Rocky Mountain Chocolate to return to growth and profitability in fiscal 2025.”

Conference Call Information

The Company will conduct a conference call on January 11, 2024 at 8:30 a.m. Eastern time to discuss its financial results. A question-and-answer session will follow management’s opening remarks. The conference call details are as follows:

Date: Thursday, January 11, 2024

Time: 8:30 a.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the Company’s investor relations team at RMCF@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at https://ir.rmcf.com/.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Rocky Mountain Chocolate provides investors with certain non-GAAP financial measures, such as adjusted EBITDA. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Adjusted EBITDA, a non-GAAP financial measure, is computed by adding depreciation and amortization, stock-based compensation expenses, costs associated with non-recurring expenses (which include costs associated with proxy contests and related matters, costs associated with the departure of executive officers, costs recognized to retain new executive officers, event specific inventory disposal costs, and gains and losses associated with long-lived asset sales and impairment) to GAAP income (loss) from operations.

This non-GAAP financial measure may have limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. Management uses adjusted EBITDA because it believes that adjusted EBITDA provides additional analytical information on the nature of ongoing operations excluding expenses not expected to recur in future periods, non-cash charges and variations in the effective tax rate among periods. Management believes that adjusted EBITDA is useful to investors because it provides a measure of operating performance and its ability to generate cash that is unaffected by non-cash accounting measures and non-recurring expenses. However, due to these limitations, management uses adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance such as income from operations and net income. Reconciliations of this non-GAAP measure to its most comparable GAAP measure are included at the end of this press release.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc. (dba “Rocky Mountain Chocolate”) is an international franchiser of premium chocolate and confection stores, and a producer of an extensive line of premium chocolates and other confectionery products, including gourmet caramel apples. Rocky Mountain Chocolate was named one of America’s Best on Newsweek's list of "America's Best Retailers 2023" in the chocolate and candy stores category. The Company is headquartered in Durango, Colorado. Its subsidiaries, franchisees and licensees currently operate over 260 Rocky Mountain Chocolate stores across the United States, with several international locations. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this document may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements expressing general views about future operating results - are forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause our Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: inflationary impacts, changes in the confectionery business environment, seasonality, consumer interest in our products, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of our co-branding strategy, the success of international expansion efforts and the effect of government regulations. For a detailed discussion of the risks and uncertainties that may cause our actual results to differ from the forward-looking statements contained herein, please see the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, each filed with the Securities and Exchange Commission.

Investor Contact

Sean Mansouri, CFA

Elevate IR

720-330-2829

RMCF@elevate-ir.com

Store Information

	New stores opened during
	the three months ended	Stores open as of
	November 30, 2023	November 30, 2023
United States
Rocky Mountain Chocolate Factory
Franchise Stores	0	149
Company-Owned Stores	0	2
Co-brand Stores	0	113
International License Stores	0	4
Total	0	268

SELECTED BALANCE SHEET DATA
(in thousands) (unaudtited)

	November 30, 2023	February 28, 2023
Current Assets	$10,080	$11,205
Total Assets	21,281	21,987
Current Liabilities	7,079	5,010
Total Liabilities	8,999	7,617
Stockholder's Equity	$12,282	$14,370

	Three Months Ended November 30,		Three Months Ended November 30,
	2023	2022	2023	2022
Revenues
Product sales	$6,058	$7,285	78.7%	82.5%
Royalty and marketing fees	1,235	1,190	16.0%	13.5%
Franchise fees	41	49	0.5%	0.6%
Retail sales	363	301	4.7%	3.4%
Total Revenues	7,697	8,825	100.0%	100.0%

Costs and expenses
Cost of sales	5,768	5,727	74.9%	64.9%
Franchise costs	577	476	7.5%	5.4%
Sales and marketing	572	573	7.4%	6.5%
General and administrative	1,333	2,080	17.3%	23.6%
Retail operating	186	138	2.4%	1.6%
Depreciation and amortization, exclusive of depreciation and amortization expense of $187 and $160 included in cost of sales, respectively	36	29	0.5%	0.3%
Total Costs and Expenses	8,472	9,023	110.1%	102.2%

Income (loss) from operations	(775)	(198)	-10.1%	-2.2%

Other income	-
Interest expense	(12)	(4)	-0.2%	0.0%
Interest income	30	7	0.4%	0.1%
Other Income, net	18	3	0.2%	0.0%
	-
Income (loss) before income taxes	(757)	(195)	-9.8%	-2.2%

Provision for income taxes	-	-	0.0%	0.0%

Net income (loss) from continuing operations	(757)	(195)	-9.8%	-2.2%

Discontinued Operations
Earnings from discontinued operations, net of tax	-	(16)
Gain on disposal of discontinued operations, net of tax	-	-
Net income (loss) from discontinued operations, net of tax	-	(16)
Consolidated Net (Loss) Earnings	(757)	(211)
Basic Earnings (loss) Per Common Share
Loss from continuing operations	$(0.12)	$(0.03)
Earnings (loss) from discontinued operations	$-	$-
Net Earnings	$(0.12)	$(0.03)

Diluted Earnings (loss) Per Common Share
Loss from continuing operations	$(0.12)	$(0.03)
Earnings (loss) from discontinued operations	$-	$-
Net Earnings	$(0.12)	$(0.03)

Weighted Average Common Shares Outstanding	6,302,159	6,227,002

Dilutive Effect of Employee Stock Awards	-	11,774

Weighted Average Common Shares Outstanding, Assuming Dilution	6,302,159	6,238,776

	Nine Months Ended November 30,		Nine Months Ended November 30,
	2023	2022	2023	2022
Revenues
Product sales	$15,589	$17,251	75.3%	77.4%
Royalty and marketing fees	4,111	4,071	19.9%	18.3%
Franchise fees	127	148	0.6%	0.7%
Retail sales	864	815	4.2%	3.7%
Total Revenues	20,691	22,285	100.0%	100.0%

Costs and expenses
Cost of sales	15,159	14,143	73.3%	63.5%
Franchise costs	1,870	1,344	9.0%	6.0%
Sales and marketing	1,487	1,482	7.2%	6.6%
General and administrative	4,952	7,723	23.9%	34.7%
Retail operating	451	447	2.2%	2.0%
Depreciation and amortization, exclusive of depreciation and amortization expense of $541 and $480 included in cost of sales, respectively	99	87	0.5%	0.4%
Total Costs and Expenses	24,018	25,226	116.1%	113.2%
		-
Income (loss) from operations	(3,327)	(2,941)	-16.1%	-13.2%

Other income
Interest expense	(24)	(4)	-0.1%	0.0%
Interest income	68	14	0.3%	0.1%
Other Income, net	44	10	0.2%	0.0%

Income (loss) before income taxes	(3,283)	(2,931)	-15.9%	-13.2%

Provision for income taxes	-	702	0.0%	3.2%

Net loss from continuing operations	(3,283)	(3,633)	-15.9%	-16.3%

Discontinued Operations
Earnings from discontinued operations, net of tax	69	(334)
Gain on disposal of discontinued operations, net of tax	635	-
Net income (loss) from discontinued operations, net of tax	704	(334)
Consolidated Net (Loss) Earnings	(2,579)	(3,967)
Basic Earnings (loss) Per Common Share
Loss from continuing operations	$(0.52)	$(0.58)
Earnings (loss) from discontinued operations	$0.11	$(0.05)
Net Earnings	$(0.29)	$(0.60)

Diluted Earnings (loss) Per Common Share
Loss from continuing operations	$(0.51)	$(0.57)
Earnings (loss) from discontinued operations	$0.11	$(0.05)
Net Earnings	$(0.29)	$(0.60)

Weighted Average Common Shares Outstanding	6,290,575	6,219,362

Dilutive Effect of Employee Stock Awards	-	19,414

Weighted Average Common Shares Outstanding, Assuming Dilution	6,290,575	6,238,776

GAAP RECONCILIATION
ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended November 30,
	2023	2022	Change
GAAP: Income from Operations	$(775)	$(198)	n/m
Depreciation and Amortization	223	189
Stock-Based Compensation Expense	166	191
Costs associated with non-recurring expenses	91	1,016
Non-GAAP, adjusted EBITDA	$(295)	$1,198	n/m

	Nine Months Ended November 30,
	2023	2022	Change
GAAP: Income (loss) from Operations	$(3,327)	$(2,941)	n/m
Depreciation and Amortization	640	567
Stock-Based Compensation Expense	491	472
Costs associated with non-recurring expenses	532	4,465
Non-GAAP, adjusted EBITDA	$(1,664)	$2,563	n/m